SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 29, 2004

(Date of earliest event reported)

ROCK OF AGES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29464	03-0153200

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

772 Graniteville Road, Graniteville, Vermont 05654

(Address of Principal Executive Offices, Including Zip Code)

(802) 476-3121

(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On July 29, 2004, the Board of Directors of Rock of Ages Corporation declared a quarterly cash dividend of $.02 for each share of common stock, payable on September 15, 2004 to stockholders of record at the close of business on August 16, 2004.

Item 12. Results of Operations and Financial Condition.

On July 30, 2004, Rock of Ages Corporation issued a press release announcing its financial results for the fiscal quarter ended June 30, 2004. The press release is being furnished to the Securities and Exchange Commission pursuant to Item 12 of Form 8-K and is attached hereto as Exhibit 99.1. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Date:	July 30, 2004	By:	/s/ Michael Tule

Michael Tule
Vice President / General Counsel